EXHIBIT 13.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 2, 2018, relating to the consolidated financial statements of Avino Silver & Gold Mines Ltd. included in the Annual Report on Form 20-F of Avino Silver & Gold Mines Ltd. for the year ended December 31, 2017 to the Company's Registration Statements on Form S-8 (SEC File No.: 333-195120), Forms F-3 (SEC File Nos.: 333-193471 and 333-195144) and Form F-10 (SEC File No.: 333-214396).

Date: April 2, 2018	/s/ Manning Elliott LLP
Vancouver, Canada